Exhibit 99.1

Contact:	Damon Elder
Phone:	714.975.2659
Email:	damon.elder@grubb-ellis.com
Grubb & Ellis Healthcare REIT II
Reports Second Quarter 2011 Results
SANTA ANA, Calif. (Aug. 11, 2011) — Grubb & Ellis Healthcare REIT II, Inc. today announced operating results for the company’s second quarter ended June 30, 2011.
“Grubb & Ellis Healthcare REIT II experienced tremendous growth during the second quarter of 2011,” said Danny Prosky, president and chief operating officer. “During the quarter we increased the size of our portfolio by approximately 78 percent since the end of the first quarter, acquiring $180.7 million worth of accretive clinical healthcare properties and expanding our total portfolio size to $411.5 million, based on purchase price.”
Second Quarter 2011 Highlights and Recent Accomplishments
•	Completed second quarter acquisitions totaling $180.7 million, based on purchase price.
•	Declared and paid quarterly distributions to stockholders of record equal to an annualized rate of 6.5 percent, or a quarterly distribution of $0.16 per share, based upon a $10.00 per share offering price. The company’s board of directors intends to continue to declare distributions on a quarterly basis.
•	Second quarter modified funds from operations, or MFFO, as defined by the Investment Program Association, or IPA, was approximately $3.5 million, nearly 46 percent more than the $2.4 million in the first quarter of 2011. Funds from operations, or FFO, equaled $(3.6) million, largely due to the significant costs associated with the company’s $180.7 million in acquisitions during the quarter, compared with $1.3 million in the first quarter of 2011. (Quarter-over-quarter growth in MFFO is due to the acquisition of additional properties. Please see financial reconciliation tables and notes at the end of this release for more information regarding modified funds from operations and funds from operations.)
•	Net operating income, or NOI, totaled approximately $6.9 million in the second quarter of 2011, an increase of more than 43 percent compared to the $4.8 million achieved in the first quarter of 2011. The company reported a net loss equal to $6.9 million, largely due to the significant costs associated with the company’s $180.7 million in acquisitions during the quarter, compared to $885,000 in the first quarter of 2011. (Quarter-over-quarter growth in NOI is primarily due to the acquisition of additional properties. Please see financial reconciliation tables and notes at the end of this release for more information regarding NOI and net income/loss.)
•	The company’s property portfolio achieved an aggregate average occupancy of 96.9 percent as of June 30, 2011 and had leverage of 43.1 percent. The portfolio’s average remaining lease term was 10.2 years at the close of the second quarter, based on leases in effect as of June 30, 2011.
•	In May, the company modified its secured revolving line of credit with Bank of America, N.A., expanding available credit to $45 million from $25 million and lowering the interest rate of LIBOR plus 3.50 percent from LIBOR plus 3.75 percent. An all-in interest rate floor of 5 percent was also eliminated. As of June 30, 2011, the company’s aggregate borrowing capacity under the Bank of America line of credit was $31.1 million.
•	In June, the company entered into a secured revolving credit facility with KeyBank National Association of $71.5 million that can be increased to $100 million upon meeting certain conditions. As of June 30, 2011, the company’s aggregate borrowing capacity under the KeyBank National Association line of credit was $71.1 million.

Second Quarter 2011 and Recent Acquisition Highlights
•	In April, the company acquired Lakewood Ranch Medical Office Building in Bradenton, Fla., for $12.5 million; Hardy Oak Medical Building in San Antonio for $8.1 million; and Yuma Skilled Nursing Facility in Yuma, Ariz. for $11.0 million.
•	In May, the company completed the $30.1 million acquisition of the 10 building Dixie-Lobo Medical Office Building Portfolio in Arkansas, Louisiana, New Mexico and Texas.
•	Also in May, the company acquired Jersey City Medical Office Building in New Jersey for $28.7 million and three medical office buildings in Benton and Bryant, Arkansas for $15.4 million.
•	In June, the company acquired the Philadelphia Skilled Nursing Facility Portfolio, a collection of five skilled nursing facilities located throughout Philadelphia for $75.0 million.
•	Total portfolio value grew to nearly $411.5 million, based on purchase price, at the close of the second quarter 2011 from $230.8 million at the close of the first quarter 2011.
•	Subsequent to the close of the second quarter, the company acquired Maxfield Medical Office Building in Sarasota, Fla. for $7.2 million.
According to chairman and chief executive officer Jeff Hanson, “As our second quarter results demonstrate, Grubb & Ellis Healthcare REIT II continues to achieve impressive quarterly growth, and we believe we are meeting our primary goals to provide a responsible and sustainable investor distribution and to provide superior long-term financial performance.”
As of July 31, 2011, Grubb & Ellis Healthcare REIT II had sold approximately 32,212,023 shares of its common stock, excluding the shares issued under its distribution reinvestment plan, for approximately $321,454,000 through its initial public offering.
To date, the REIT has made 23 geographically diverse acquisitions comprised of 54 buildings valued at approximately $418.7 million, based on purchase price in the aggregate. Since March 31, 2011, the aggregate value of the Grubb & Ellis Healthcare REIT II portfolio has increased by more than 81 percent, based on purchase price.
FINANCIAL TABLES AND NOTES FOLLOW

GRUBB & ELLIS HEALTHCARE REIT II, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2011 and December 31, 2010
(Unaudited)

	June 30, 2011	December 31, 2010

ASSETS
Real estate investments:
Operating properties, net	$350,726,000	$163,335,000
Cash and cash equivalents	8,924,000	6,018,000
Accounts and other receivables, net	1,050,000	241,000
Restricted cash	2,679,000	2,816,000
Real estate and escrow deposits	150,000	649,000
Identified intangible assets, net	64,484,000	28,568,000
Other assets, net	5,542,000	2,369,000

Total assets	$433,555,000	$203,996,000

LIABILITIES AND EQUITY
Liabilities:
Mortgage loans payable, net	$83,388,000	$58,331,000
Lines of credit	93,139,000	11,800,000
Accounts payable and accrued liabilities	6,285,000	3,356,000
Accounts payable due to affiliates	1,241,000	840,000
Derivative financial instruments	678,000	453,000
Identified intangible liabilities, net	621,000	502,000
Security deposits, prepaid rent and other liabilities	9,958,000	3,352,000

Total liabilities	195,310,000	78,634,000

Commitments and contingencies

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 29,784,139 and 15,452,668 shares issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	298,000	154,000
Additional paid-in capital	265,215,000	137,657,000
Accumulated deficit	(27,390,000)	(12,571,000)

Total stockholders’ equity	238,123,000	125,240,000
Noncontrolling interests	122,000	122,000

Total equity	238,245,000	125,362,000

Total liabilities and equity	$433,555,000	$203,996,000

GRUBB & ELLIS HEALTHCARE REIT II, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended June 30, 2011 and 2010
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenue:
Rental income	$8,675,000	$1,142,000	$14,682,000	$1,203,000

Expenses:
Rental expenses	1,817,000	390,000	3,020,000	407,000
General and administrative	1,458,000	360,000	2,379,000	545,000
Acquisition related expenses	7,236,000	1,695,000	8,785,000	2,332,000
Depreciation and amortization	3,274,000	536,000	5,476,000	565,000

Total expenses	13,785,000	2,981,000	19,660,000	3,849,000

Loss from operations	(5,110,000)	(1,839,000)	(4,978,000)	(2,646,000)
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount and premium):
Interest expense	(1,473,000)	(108,000)	(2,568,000)	(109,000)
Loss in fair value of derivative financial instruments	(299,000)	(120,000)	(225,000)	(120,000)
Interest income	2,000	8,000	6,000	13,000

Net loss	(6,880,000)	(2,059,000)	(7,765,000)	(2,862,000)

Less: net income attributable to noncontrolling interests	(1,000)	—	(1,000)	—

Net loss attributable to controlling interest	$(6,881,000)	$(2,059,000)	$(7,766,000)	$(2,862,000)

Net loss per common share attributable to controlling interest — basic and diluted	$(0.27)	$(0.37)	$(0.36)	$(0.69)

Weighted average number of common shares outstanding — basic and diluted	25,543,273	5,558,762	21,864,450	4,132,705

Distributions declared per common share	$0.16	$0.16	$0.33	$0.33

GRUBB & ELLIS HEALTHCARE REIT II, INC.
NET OPERATING INCOME RECONCILIATION
For the Three and Six Months Ended June 30, 2011 and 2010
(Unaudited)
Net operating income is a financial measure that does not conform to accounting principles generally accepted in the United States of America, or GAAP, or a non-GAAP measure. It is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, acquisition related expenses, depreciation and amortization, interest expense and interest income. The company believes that net operating income is useful for investors as it provides an accurate measure of the operating performance of its operating assets because net operating income excludes certain items that are not associated with the management of the properties. Additionally, the company believes that net operating income is a widely accepted measure of comparative operating performance in the real estate community. However, the company’s use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.
The following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to net operating income for the three and six months ended June 30, 2011 and 2010:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net loss	$(6,880,000)	$(2,059,000)	$(7,765,000)	$(2,862,000)
Add:
General and administrative	1,458,000	360,000	2,379,000	545,000
Acquisition related expenses	7,236,000	1,695,000	8,785,000	2,332,000
Depreciation and amortization	3,274,000	536,000	5,476,000	565,000
Interest expense	1,772,000	228,000	2,793,000	229,000
Less:
Interest income	(2,000)	(8,000)	(6,000)	(13,000)

Net operating income	$6,858,000	$752,000	$11,662,000	$796,000

GRUBB & ELLIS HEALTHCARE REIT II, INC.
FFO AND MFFO RECONCILIATION
For the Three and Six Months Ended June 30, 2011 and 2010
(Unaudited)
Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which the company believes to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust, or REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under GAAP.
The company defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. The company’s FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, the company believes, may be less informative. As a result, the company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of the company’s performance to investors and to management, and when compared year over year, reflects the impact on the company’s operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which is not immediately apparent from net income or loss.
However, changes in the accounting and reporting rules under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that have been put into effect since the establishment of NAREIT’s definition of FFO have prompted an increase in the non-cash and non-operating items included in FFO. In addition, the company views fair value adjustments of derivatives, and impairment charges and gains and losses from dispositions of assets as items which are typically adjusted for when assessing operating performance. Lastly, publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation and therefore require additional adjustments to FFO in evaluating performance. Due to these and other unique features of publicly registered, non-listed REITs, the Investment Program Association, or IPA, an industry trade group, has standardized a measure known as modified funds from operations, or MFFO, which the company believes to be another appropriate supplemental measure to reflect the operating performance of a REIT. The use of MFFO is recommended by the IPA as a supplemental performance measure for publicly registered, non-listed REITs. MFFO is a metric used by management to evaluate sustainable performance and distribution policy. In evaluating the performance of our portfolio over time, management employs business models and analyses that differentiate the costs to acquire investments from the investments’ revenues and expenses. Management believes that excluding acquisition costs from MFFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time, including after the time we cease to acquire properties on a frequent and regular basis. MFFO may provide investors with a useful indication of our future performance, particularly after our acquisition stage, and of the sustainability of our current distribution policy. However, because MFFO excludes acquisition expenses, which are an important component in an analysis of financial performance, MFFO should not be construed as a historical performance measure. MFFO is not equivalent to the company’s net income or loss as determined under GAAP.

The company defines MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities; accretion of discounts and amortization of premiums on debt investments; nonrecurring impairments of real estate-related investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The company’s MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, the company excludes acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, gains or losses from the extinguishment of debt, deferred rent receivables and the adjustments of such items related to noncontrolling interests. The other adjustments included in the IPA’s Practice Guideline are not applicable to the company for the three and six months ended June 30, 2011 and 2010.
Presentation of this information is intended to assist in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of the company’s performance, as an indication of its liquidity, or indicative of funds available to fund its cash needs including its ability to make distributions to its stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of the company’s performance.

The following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to FFO and MFFO for the three and six months ended June 30, 2011 and 2010 (unaudited):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net loss	$(6,880,000)	$(2,059,000)	$(7,765,000)	$(2,862,000)
Add:
Depreciation and amortization — consolidated properties	3,274,000	536,000	5,476,000	565,000
Less:
Net income attributable to noncontrolling interests	(1,000)	—	(1,000)	—
Depreciation and amortization related to noncontrolling interests	(3,000)	—	(5,000)	—

FFO	$(3,610,000)	$(1,523,000)	$(2,295,000)	$(2,297,000)

Add:
Acquisition related expenses	$7,236,000	$1,695,000	$8,785,000	$2,332,000
Amortization of above and below market leases	80,000	21,000	125,000	21,000
Loss in fair value of derivative financial instruments	299,000	120,000	225,000	120,000
Loss on extinguishment of debt	—	—	42,000	—
Deferred rent receivables related to noncontrolling interests	—	—	1,000	—
Less:
Deferred rent receivables	(464,000)	(73,000)	(913,000)	(84,000)

MFFO	$3,541,000	$240,000	$5,970,000	$92,000

Weighted average common shares outstanding — basic and diluted	25,543,273	5,558,762	21,864,450	4,132,705

Net loss per common share — basic and diluted	$(0.27)	$(0.37)	$(0.36)	$(0.69)

FFO per common share — basic and diluted	$(0.14)	$(0.27)	$(0.10)	$(0.56)

MFFO per common share — basic and diluted	$0.14	$0.04	$0.27	$0.02

About Grubb & Ellis Healthcare REIT II
Grubb & Ellis Healthcare REIT II, Inc. intends to qualify as a real estate investment trust that seeks to preserve, protect and return investors’ capital contributions, pay regular cash distributions, and realize growth in the value of its investments upon the ultimate sale of such investments. Grubb & Ellis Healthcare REIT II is seeking to raise up to approximately $3 billion in equity and to acquire a diversified portfolio of real estate assets, focusing primarily on medical office buildings and other healthcare-related facilities.
Grubb & Ellis Healthcare REIT II is sponsored by Grubb & Ellis Company (NYSE: GBE). Grubb & Ellis is one of the largest and most respected commercial real estate services and investment companies in the world. Grubb & Ellis Company’s 5,000 professionals in more than 109 company-owned and affiliate offices draw from a unique platform of real estate services, practice groups and investment products to deliver comprehensive, integrated solutions to real estate owners, tenants and investors. The firm’s transaction, management, consulting and investment services are supported by highly regarded proprietary market research and extensive local expertise. Through its investment subsidiaries, the company is a leading sponsor of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including publicly registered non-traded REITs, mutual funds, separate accounts and other real estate investment funds. For more information, visit
www.grubb-ellis.com.
* * *

This release contains certain forward-looking statements with respect to the success of our company, our ability to provide our investors distribution sustainability and superior long-term financial performance, whether we will be able to maintain our current distribution rate, whether we can continue to improve our net operating income, funds from operations and modified funds from operations, whether we can maintain the financial results experienced in the quarter ended June 30, 2011, whether we can continue to achieve impressive quarter-over-quarter growth, and whether we can continue to raise sufficient equity in our initial public offering and deploy it efficiently by acquiring assets. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments; uncertainties relating to our ability to continue to maintain the current coverage of our investor distributions; uncertainties relating to the local economies where our real estate investments are located; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of recent healthcare legislation; the uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in the company’s prospectus, as amended from time to time, and as detailed from time to time in our periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.
THIS IS NEITHER AN OFFER TO SELL NOR AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN. OFFERINGS ARE MADE ONLY BY MEANS OF A PROSPECTUS.
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